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                                                             Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
Nos. 333-48367 and 333-48369 of The Elder-Beerman Stores Corp. on Form S-8 of our report dated April 10, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph concerning the company's plan of reorganization), appearing in this Annual Report on Form 10-K of The Elder-Beerman Stores Corp. for the year ended January 31, 1998.


DELOITTE & TOUCHE LLP

Dayton, Ohio
April 27, 1998